COFFEE PACIFICA APPOINTS UNCOMMON GROUNDS INC. MANAGEMENT TEAM

Las Vegas, Nevada, Coffee Pacifica, Inc. (OTCBB:"CFPC") announced today that Mr. Kim R. Moore was appointed the President and Chief Executive Officer and Ms Orrel J. Lanter was appointed a Director - Business Development of its one hundred (100) percent owned subsidiary Uncommon Grounds Inc. effective October 12, 2005. Uncommon Grounds Inc. is located in Berkeley, California and has been in the coffee roasting and wholesale business since 1984. Its coffee products are sold under the "Uncommon Grounds Gourmet Coffee" label.

Mr. Kim Moore, as the President and CEO, is responsible for the day to day management of the company's affairs. Mr. Moore has extensive management experience in the coffee and restaurant business. Since 1997, Mr. Moore was the General Manager of Uncommon Grounds Inc. and from 1989 to 1994 was a General Manager at Keystone Coffee Company in San Jose, California. Mr. Moore was previously a General Manager with California Good Earth Restaurants.

Ms Orrel Judith Lanter, as a Director - Business Development is responsible for establishing new markets for "Uncommon Grounds Gourmet Coffee" in California. Ms Lanter is a veteran, entrepreneurial business executive with a significant track record of leadership in community based organizations. In 1984, Ms Lanter established Uncommon Grounds Inc. a socially and environmentally responsible coffee company based on the "sustainable" model.

Ms. Lanter has been past President of The West Berkeley Association of Industrial Companies, representing the manufacturing and distributing businesses in West Berkeley. She was Co-Chair of the Potter Creek Business and Neighborhood Association. She organized the first Sustainable Business Conference in Berkeley, California with the Mayors Office, the City of Berkeley and the Office of Economic Development. She was a panelist with Fortune Magazines "Women In Leadership Conference" inspiring woman who have had an impact on social responsibility in their respective industries, at Haas School of Business, University of California. She was recently an International Cupping Judge in Papua New Guinea for the "Pride of PNG 2005" cupping competition.

Coffee Pacifica, Inc. is a distributor and a marketer in the United States, Canada and Europe of green bean coffee grown in Papua New Guinea. Green bean coffee in Papua New Guinea is grown by Coffee Pacifica's shareholder-farmers in the Highland region's rich volcanic soils between the altitudes of 4,000 and 6,000 feet above sea level. Papua New Guinea coffee is well regarded by consumers for its uniqueness, consistency and special flavor characteristics. For more information about our coffee products, visit our website at www.coffeepacifica.com. Coffee Pacifica's wholly owned subsidiary, Uncommon Grounds Inc., is a coffee roasting and wholesale company based in Berkeley, California. It has been in business since 1984. Visit the website at www.uncommongrounds.net for information on the roasted coffee beans on sale.

PNG Coffee Growers Federation Ltd. ("PNGCGF") is our strategic partner and a major shareholder. PNGCGF's shareholders are 144 individual independent coffee grower co-operatives in 11 of the 13 coffee growing provinces in Papua New Guinea. This represents approximately 100,000 individual coffee farmers involved in producing co-operative coffee. The high quality premium-grade coffee produced by the co-operatives are pooled and marketed by Coffee Pacifica.

Except for the historical matters contained herein, statements in this press release contain "forward-looking statements" within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that forward-looking statements involve risks and uncertainties which may affect the Company's business and prospects. Actual results could differ materially, as the result of such factors as: (1) competition in the markets for the Company's green bean coffee; (2) the ability of the Company to execute its plans; and (3) other factors detailed in the Company's public filings with the SEC. By making these forward-looking statements, the Company can give no assurances that transactions described in this press release will be successfully completed, and undertakes no obligation to update these statements for revisions or changes after the date of this press release. This release should be read in conjunction with our Annual Report on Form 10-KSB and our other filings with the SEC through the date of this release, which identifies important factors that could affect the forward-looking statements in this release. In addition, factors that could cause actual results to differ materially from those contemplated in the statements include, without limitation, overall economic conditions, and other risks associated generally with green bean coffee business. These forward-looking statements are not guarantees of future performance.

Coffee Pacifica Inc, Corporate Relations, Lionel Gosselin, 877 318 9343

Investor Relations: Capital Group Communications Inc, Mark Bernhard (415) 843 0200